Scottish Re Group Limited Announces Operating Results for the Fourth Quarter and Year Ended December 31, 2005

Company Release - 02/16/2006 17:51

HAMILTON, Bermuda, Feb. 16 /PRNewswire-FirstCall/ -- Scottish Re Group Limited (NYSE: SCT) today reported that net income available to ordinary shareholders for the quarter ended December 31, 2005 was $58.5 million, or $1.18 per diluted ordinary share, as compared to $21.0 million, or $0.56 per diluted ordinary share for the prior year period. Net income available to ordinary shareholders for the year ended December 31, 2005 was $125.4 million or $2.64 per diluted ordinary share, as compared to $71.4 million, or $1.90 per diluted ordinary share for the prior year period.

Net operating earnings available to ordinary shareholders were $50.8 million, or $1.03 per diluted ordinary share for the quarter ended December 31, 2005 as compared to $26.8 million, or $0.71 per diluted ordinary share for the prior year period. Net operating earnings available to ordinary shareholders was $130.1 million, or $2.74 per diluted ordinary share for the year ended December 31, 2005 as compared to $80.4 million, or $2.14 per diluted ordinary share for the prior year period.

"Net operating earnings available to ordinary shareholders" is a non-GAAP measurement. The Company determines net operating earnings available to ordinary shareholders by adjusting net income available to ordinary shareholders by net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs, and taxes related to these items as well as acquisition-related due diligence costs in 2004. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings available to ordinary shareholders enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operation of its reinsurance business. However, net operating earnings available to ordinary shareholders are not a substitute for net income determined in accordance with GAAP. Reconciliations to net income available to ordinary shareholders are provided in the following tables.

"We are very pleased with the results for the quarter ended December 31, 2005. With this strong performance, we have met our earnings guidance for both the quarter and full year and significantly enhanced the return on equity to our shareholders. These quality earnings were driven by the excellent contribution made from our traditional reinsurance business in North America but performance from all areas of the business was solid for the period. In addition, I am particularly pleased with the successful completion of the integration of the ING business and the migration of our administration operations from Charlotte to Denver. Finally, the capital market transactions completed in December capped an excellent year for our Company and I look forward to carrying this momentum into 2006," said Scott E. Willkomm, President and Chief Executive Officer of Scottish Re Group Limited.

Total revenues for the quarter increased to $675.0 million from $211.1 million for the prior year period, an increase of 220%. Excluding realized gains and losses and the change in value of the embedded derivatives, total revenues for the quarter increased to $666.0 million from $211.6 million for the prior year period, an increase of 215%. Total revenues for the year ended December 31, 2005 increased to $2.3 billion from $814.4 million for the prior year, an increase of 182%. Excluding realized gains and losses and the change in value of the embedded derivatives, total revenues for the year increased to $2.3 billion from $818.1 million for the prior year, an increase of 181%.

Total benefits and expenses increased to $615.8 million for the quarter from $200.1 million, an increase of 208%. For the year ended December 31, 2005, total benefits and expenses increased to $2.2 billion from $758.9 million, an increase of 188%. The increases in revenues and expenses were principally driven by the acquisition on December 31, 2004 of the ING individual life reinsurance business and growth in the Company's reinsurance business in North America.

The Company's operating expense ratio (which is the ratio of operating expenses to total revenue excluding realized gains and losses and the change in value of embedded derivatives) for the year ended December 31, 2005 was 5.0%, as compared to an operating expense ratio of 6.7% for the year ended December 31, 2004.

The Company's total assets were $12.0 billion as of December 31, 2005. The core investment portfolio, comprising fixed maturity investments, preferred stock and most of the cash and cash equivalents, totaled $6.8 billion, and had an average quality rating of "AA", an effective duration of 2.9 years and a weighted average book yield of 4.9%. This compares with a portfolio balance of $4.3 billion, an average quality rating of "AA-", effective duration of 3.8 years and an average book yield of 4.2% as of December 31, 2004.

Funds withheld at interest, totaling $2.3 billion, had an average quality rating of "A+", an effective duration of 5.1 years and a weighted average book yield of 5.6% at December 31, 2005. This compares with a total of $2.1 billion with an average quality rating of "A+", an effective duration of 3.9 years and an average book yield of 5.2% at December 31, 2004. The


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market value of the funds withheld at interest amounted to $2.6 billion at
December 31, 2005.

As of December 31, 2005, the Company had approximately $1.0 trillion of life reinsurance in force covering 13.5 million lives with an average benefit per life of $76,000 in our North American operations. As of December 31, 2004, the Company had just over $1.0 trillion of life reinsurance in force covering 14.2 million lives with an average benefit per life of $71,000 in our North American operations.

The Company's book value per ordinary share was $21.48 at December 31, 2005 as compared to $21.60 per share at December 31, 2004. Fully diluted book value per share was $21.17 at December 31, 2005 as compared to $19.43 at December 31, 2004.

The Company's return on average shareholders' equity for the year - measured by dividing net operating earnings available to ordinary shareholders by average shareholders' equity excluding the effect of other comprehensive income and the change in value of embedded derivatives - was 12.98% compared to 10.90% in 2004.

On December 21, 2005, the Company closed its second securitization of excess reserves arising from Regulation XXX offering $455.0 million of 30-year maturity securities through Orkney Re II plc, an Irish special purpose vehicle. Consistent with the first securitization, the securities have recourse only to Orkney Re II and not to any other Scottish Re entity.

Also in December, the Company completed two transactions that together provided approximately $2.0 billion in collateral to fund Regulation XXX reserve requirements that were assumed in connection with the acquisition of ING Re's individual life reinsurance business. The first transaction is a 20 year collateral finance facility with HSBC Bank USA that provides approximately $1.0 billion of Regulation XXX support and an enhancement to the facility that was originally completed in 2004. The second transaction is a long-term reinsurance facility with a third party, Bermuda-domiciled reinsurer that provides up to $1.0 billion of Regulation XXX collateral support.

On December 23, 2005, the Company completed a public offering of 7,660,000 shares (which includes the over allotment option of 1,410,000 shares) priced at $24.00 per share which yielded net proceeds of $174.1 million. In addition, the Company entered into forward equity sale agreements with Bear, Stearns & Co. Inc. and Lehman Brothers Inc. who agree to pay the Company $75.0 million in the third quarter of 2006 and an additional $75.0 million in the fourth quarter of 2006, subject to the Company's right to receive a portion of such payment prior to the settlement dates. In exchange, on each of such dates the Company has the option to deliver to Bear, Stearns & Co. Inc. and Lehman Brothers Inc. a variable number of ordinary shares based on the average market price of the ordinary shares, subject to a floor price of $22.80 and a cap price of $28.80.

Dean E. Miller, Chief Financial Officer, noted "Within just twelve months of purchase, the Company has successfully and fully integrated the ING business and secured permanent funding for more than 40% of Regulation XXX reserve requirements associated with the block of business. These accomplishments clearly illustrate the Company's operational and financial effectiveness when large blocks of business are acquired."

The Company's earnings conference call will be held at 11:00 a.m. (EST) on Friday, February 17, 2006. The dial-in number is (877) 502 2902 or (706) 679 5950 and the reservation number is 4083288. A replay of the call will be available beginning at 1:00 pm on Friday, February 17, 2006 and running through Friday, March 3, 2006. The dial-in number for the replay is (800) 642 1687 or
(706) 645 9291 and the PIN code is 4083288. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, www.scottishre.com/conferencecall.

Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman, Windsor, England and a representative office in Singapore. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance company (Cayman) Ltd. and Scottish Re (U.S.), Inc., which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life Corporation, which is rated A- (excellent) by A.M. Best. Scottish Re Capital Markets, Inc., a member of Scottish Re Group Limited, is a registered broker dealer that specializes in securitization of life insurance assets and liabilities. Additional information about Scottish Re Group Limited can be obtained from its Web site, http://www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the

Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.



                            Scottish Re Group Limited
                              Financial Highlights
      (Stated in Thousands of United States Dollars, Except Share Data)
                                   (Unaudited)

                       Three months  Three months
                           ended        ended       Year ended    Year ended
                        December 31,  December 31,  December 31,  December 31,
                            2005         2004          2005          2004

    Total revenues        $674,980     $211,113    $2,297,329     $814,387
    Net operating
    earnings available
    to ordinary
    shareholders*           50,777       26,817       130,058       80,360
    Net income              60,776       21,046       130,197       71,391
    Net income
    available
    to ordinary
    shareholders            58,510       21,046       125,439       71,391

    Net operating
    earnings per
    ordinary share
      Basic                  $1.10        $0.75         $2.97        $2.25
      Diluted                $1.03        $0.71         $2.74        $2.14

    Earnings per
    ordinary share
      Basic                  $1.26        $0.58         $2.86        $2.00
      Diluted                $1.18        $0.56         $2.64        $1.90

    Dividends per
    ordinary share           $0.05        $0.05         $0.20        $0.20

    Weighted average
    ordinary shares
     Outstanding
      Basic             46,312,567   35,981,436    43,838,261   35,732,522
      Diluted           49,450,464   37,847,645    47,531,116   37,508,292

*Excludes the effects of net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs, taxes related to these items as well as acquisition-related due diligence costs in 2004, and dividends on the perpetual preferred shares.

                               December 31,  December 31,
                                  2005         2004

    Basic book value
    per ordinary share           $21.48       $21.60
    Basic book value
    per ordinary share -
    excluding other
    comprehensive income
    and value of embedded
     derivatives                 $21.89       $20.92
    Fully diluted book
    value per ordinary
    share - excluding
    other comprehensive
    income and value of
    embedded derivatives         $21.17       $19.43



                            Scottish Re Group Limited
                           Consolidated Balance Sheets
        (Stated in Thousands of United States Dollars, Except Share Data)

                                                December 31,     December 31,
                                                   2005             2004
                                                (Unaudited)
    Assets
    Fixed maturity investments                   $5,292,595       $3,392,463
    Preferred stock                                 133,804          125,204
    Cash and cash equivalents                     1,420,205          794,639
    Other investments                                54,619           16,250
    Funds withheld at interest                    2,292,659        2,056,280
        Total investments                         9,193,882        6,384,836
    Accrued interest receivable                      44,012           32,092
    Reinsurance balances and
    risk fees receivable                            630,129          495,517
    Deferred acquisition costs                      594,583          417,306
    Amounts recoverable from reinsurers             551,288          680,956
    Present value of in-force business               54,743           62,164
    Goodwill                                         34,125           34,125
    Other assets                                     87,198           38,926
    Current income tax receivable                         -            7,712
    Deferred tax benefit                             55,453           15,030
    Segregated assets                               760,707          783,573
         Total assets
                                                $12,006,120       $8,952,237

    Liabilities
    Reserves for future policy benefits          $3,477,222       $3,301,715
    Interest sensitive contract liabilities       3,907,573        3,181,447
    Collateral finance facilities                 1,985,681          200,000
    Accounts payable and other liabilities           83,130           68,311
    Reinsurance balances payable                    114,078          116,589
    Current income tax payable                        9,155                -
    7.00% Convertible junior subordinated notes           -           41,282

    Long term debt                                  244,500          244,500
    Segregated liabilities                          760,707          783,573
         Total liabilities                       10,582,046        7,937,417

    Minority interest                                 9,305            9,697
    Mezzanine equity                                143,057          142,449

    Shareholders' equity
    Ordinary shares, par value
    $0.01 per share:
    Issued 53,391,939 shares
    (2004 - 39,931,145)                                 534              399
    Preferred shares, par value $0.01:
        Issued: 5,000,000 shares                    125,000                -
    Additional paid- in capital                     893,767          684,719
    Accumulated other comprehensive income           (9,991)          31,604
    Retained earnings                               262,402          145,952
        Total shareholders' equity                1,271,712          862,674
        Total liabilities, minority interest,
        mezzanine equity and shareholders'
        equity                                  $12,006,120       $8,952,237



                            Scottish Re Group Limited
                        Consolidated Statements of Income
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                            Three months Three months
                               ended         ended    Year ended   Year ended
                            December 31, December 31 December 31, December 31,
                                2005          2004       2005          2004,



    Revenues
    Premiums earned, net      $563,262     $152,089   $1,933,930     $589,445
    Investment income, net      99,672       56,699      355,837      217,138
    Fee income                   3,106        2,860       12,316       11,547
    Realized gains (losses)     (1,834)      (4,640)       3,738       (8,304)
    Change in value of
    embedded derivatives, net   10,774        4,105       (8,492)       4,561
    Total revenues             674,980      211,113    2,297,329      814,387

    Benefits and expenses
    Claims and other
    policy benefits            411,613      103,109    1,442,505      425,965
    Interest credited to
    interest sensitive
    contract liabilities        33,879       29,182      132,968      106,525
    Acquisition costs and
    other insurance expenses,
    net                        118,424       40,292      423,775      151,405

    Operating expenses          31,595       17,689      115,573       54,658
    Due diligence costs              -        4,643            -        4,643
    Collateral finance
    facilities expense          15,675        1,339       48,146        2,724
    Interest expense             4,641        3,891       20,738       13,016
    Total benefits and
    expenses                   615,827      200,145    2,183,705      758,936

    Income from continuing
    operations before income
    taxes and minority
    interest                    59,153       10,968      113,624       55,451
    Income tax benefit           1,202       10,462       16,434       16,679
    Income from continuing
    operations before
    minority interest           60,355       21,430      130,058       72,130
    Minority interest              421         (176)         139         (531)
    Income from
    continuing operations       60,776       21,254      130,197       71,599
    Loss from discontinued
    operations                       -         (208)           -         (208)
    Net income                  60,776       21,046      130,197       71,391
    Dividends declared on
    non-cumulative perpetual
    preferred shares            (2,266)           -       (4,758)           -
    Net income available to
    ordinary shareholders      $58,510      $21,046     $125,439      $71,391



                            Scottish Re Group Limited
                Supplemental Information - Net Operating Earnings
    (Stated in Thousands of United States Dollars, Except Per Share Amounts)
                                   (Unaudited)

                            Three months Three months
                              ended       ended     Year ended   Year ended
                          December 31, December 31, December 31, December 31,
                              2005        2004         2005         2004

    Net operating earnings
    available to ordinary
    shareholders
    Net income available to
    ordinary shareholders     $58,510     $21,046    $125,439      $71,391
    Realized losses (gains)     1,834       4,640      (3,738)       8,304
    Change in value of
    embedded derivatives,
    net                       (10,774)     (4,105)      8,492       (4,561)
    Taxes on realized
    gains/losses and change
    in value of embedded
    derivatives                 1,207       1,172        (135)       1,162
    Due diligence costs (net
    of taxation of $579)            -       4,064           -        4,064
    Net operating earnings
    available to ordinary
    shareholders              $50,777     $26,817    $130,058      $80,360
    Net operating earnings
    per share available to
    ordinary shareholders
        Basic                   $1.10       $0.75       $2.97        $2.25
        Diluted                 $1.03       $0.71       $2.74        $2.14

    Weighted average number
    of ordinary shares
    outstanding
      Basic                46,312,567  35,981,436  43,838,261   35,732,522
      Diluted              49,450,464  37,847,645  47,531,116   37,508,292




                            Scottish Re Group Limited
              Supplemental Information - Segment Operating Results
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                         Life Reinsurance North America


                              Three months ended             Year ended
                                   December  31              December 31
                                2005         2004         2005         2004
    Premiums earned, net     $541,679     $113,631   $1,814,875      $466,927
    Investment income, net     94,562       54,373      341,539       206,009
    Fee income                  2,316                                  7,867
                                             2,071        9,233
    Realized gains (losses)    (2,368)      (6,826)       1,121       (7,974)
    Change in value of
    embedded
    derivatives, net           10,774        4,105       (8,492)       4,561
    Total revenues            646,963      167,354    2,158,276      677,390

    Claims and other
    policy benefits           397,777       78,172    1,365,599      344,319
    Interest credited to
    interest sensitive
    contract liabilities       33,879       29,182      132,968      106,525
    Acquisition costs and
    other insurance
    expenses, net             114,026       31,477      400,992      131,658
    Operating expenses         13,975        4,865       48,849       18,408
    Collateral finance
    facilities expense         14,630        1,339       43,113        2,724
    Interest expense            2,396        1,714       10,823        4,605
    Total benefits and
    expenses                  576,683      146,749    2,002,344      608,239
    Income before income
    taxes and minority
    interest                  $70,280      $20,605     $155,932      $69,151
    Pre-tax operating
    earnings
    Pre-tax income            $70,280      $20,605     $155,932      $69,151
    Realized losses (gains)     2,368        6,826       (1,121)       7,974
    Change in value of
    embedded derivatives,
    net                       (10,774)      (4,105)       8,492       (4,561)
    Pre-tax operating
    earnings                  $61,874      $23,326     $163,303      $72,564



                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                         Life Reinsurance International

                                      Three months ended       Year ended
                                         December 31           December 31
                                       2005       2004      2005       2004
    Premiums earned, net             $21,583    $38,458  $119,055   $122,518
    Investment income, net             3,812      2,195    11,488     10,023
    Realized gains                       760      1,958     1,263      1,685

    Total revenues                    26,155     42,611   131,806    134,226

    Claims and other policy
    benefits                          13,836     24,937    76,906     81,646
    Acquisition costs and other
    insurance expenses, net            3,889      8,390    20,722     17,634
    Operating expenses                 5,414      5,692    25,276     18,798
    Total benefits and expenses       23,139     39,019   122,904    118,078

    Income before income taxes
                                      $3,016     $3,592    $8,902    $16,148
    Pre-tax operating earnings
    Pre-tax income                    $3,016     $3,592    $8,902    $16,148
    Realized gains                      (760)    (1,958)   (1,263)    (1,685)
    Pre-tax operating earnings        $2,256     $1,634    $7,639    $14,463



                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                                Corporate & Other


                                       Three months ended      Year ended
                                           December 31         December 31
                                         2005       2004     2005       2004

    Investment income, net             $1,298       $131    $2,810     $1,106
    Fee income                            790        789     3,083      3,680
    Realized gains (losses)              (226)       228     1,354     (2,015)
    Total revenues                      1,862      1,148     7,247      2,771

    Acquisition costs and other
     insurance expenses, net              509        425     2,061      2,113
    Operating expenses                 12,206      7,132    41,448     17,452
    Due diligence costs                     -      4,643         -      4,643
    Collateral finance facilities       1,045          -     5,033          -
     expense
    Interest expense                    2,245      2,177     9,915      8,411

    Total benefits and expenses        16,005     14,377    58,457     32,619

    Loss before income taxes         $(14,143)  $(13,229) $(51,210)  $(29,848)

    Pre-tax operating loss
    Pre-tax loss                     $(14,143)  $(13,229) $(51,210)  $(29,848)
    Realised losses (gains)               226       (228)   (1,354)     2,015
    Due diligence costs                     -      4,643         -      4,643
    Pre-tax operating loss           $(13,917)   $(8,814) $(52,564)  $(23,190)



                            Scottish Re Group Limited
          Supplemental Information - Book Value Per Ordinary Share and
                   Fully Diluted Book Value Per Ordinary Share
      (Stated in Thousands of United States Dollars, Except Share Amounts)
                                   (Unaudited)

Fully diluted book value per ordinary share is a non-GAAP measure, based on total shareholders' equity plus the assumed proceeds from the exercise of outstanding options, warrants, and other convertible securities, divided by the sum of shares, options and warrants outstanding, and the number of shares required upon the conversion of convertible securities. The Company believes that fully diluted book value per ordinary share more accurately reflects the book value that is attributable to an ordinary share.


                                                  December 31,    December 31,
                                                      2005             2004

    Shareholders' equity - end of period          $1,271,712        $862,674
    Other comprehensive income                         9,991         (31,604)
    Fair value of embedded derivative, net            11,810           5,162
    Preferred shares                                (125,000)              -
    Net proceeds from assumed:
         Conversion of options                        48,374          37,085
         Conversion of warrants                       39,750          39,782
         Conversion of mezzanine equity              143,750         143,750
         Conversion of 7% convertible notes                -          41,282

    Numerator for diluted book value per share
     calculation                                  $1,400,387      $1,098,131

    Ordinary shares outstanding-end of period 53,391,939 39,931,145 Potential shares issued from assumed:
          Exercise of options and restricted
           stock units                             3,390,936       2,491,236
          Conversion of warrants                   2,650,000       5,856,431
          Conversion of mezzanine equity           6,099,025       6,099,025
          Conversion of 4.5% senior convertible
           notes                                     612,780               -
          Conversion of 7% convertible notes               -       2,130,709
    Denominator for diluted book value per share
     calculation                                  66,144,680      56,508,546

    Basic book value per ordinary share               $21.48          $21.60

    Basic book value per ordinary share -
     excluding other comprehensive income and
     value of embedded derivatives                    $21.89          $20.92

    Fully diluted book value per ordinary share -
     excluding other comprehensive income and the
     value of embedded derivatives                    $21.17          $19.43

    Dean E. Miller
    EVP & Chief Financial Officer
    Scottish Re Group Limited
    (441) 298-4395
    dean.miller@scottishre.com
SOURCE  Scottish Re Group Limited
    -0-                             02/16/2006
    /CONTACT: Dean E. Miller, EVP & Chief Financial Officer, Scottish Re Group Limited, +1-441-298-4395, dean.miller@scottishre.com /
    /Web site:  http://www.scottishre.com /
    (SCT)